Exhibit 99.1

Sarcos Technology and Robotics Corporation Announces Second Quarter 2022 Financial Results

Initial production of commercial units of Guardian® XTTM teleoperated dexterous robotic system and Sapien 6M robotic system expected to commence by the end of 2022

Closed acquisition of Pittsburgh-based RE2, Inc. and made significant progress on integrating two highly experienced commercial robotics teams

STRC added to the Russell 2000 index of small cap stocks as part of the 2022 Russell indexes reconstitution

SALT LAKE CITY — August 9, 2022 — Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW), a leader in the development of highly dexterous robotic systems that augment humans to enhance productivity and safety, today announced financial results for the quarter ending June 30, 2022.

Recent highlights include:

•
Announced the successful closing of the previously announced acquisition of RE2, Inc. (“RE2”)
•
Hosted capital markets and media day to introduce the Sapien line and demonstrate the combined product line

•
Sarcos Defense Awarded New Contract for Collaborative Sensing Platform by Air Force Research Laboratory

•
Successfully assembled and tested a STARFISH Dexterous Underwater Robotic Gripper for the U.S. Navy

“The integration of the Pittsburgh team into the company is already paying significant dividends by bolstering our engineering expertise and broadening our potential customer base,” said Kiva Allgood, President and CEO, Sarcos. “The combined organization is quickly coming together and we are making great progress towards our commercialization and sales goals. We are also thrilled with the initial results we are seeing in field trials for our Guardian® XTTM and Sapien 6M units which are both receiving strong traction with potential customers across the aviation, shipyard, and vegetation management industries.”

Financial results

The discussion in this press release regarding Sarcos’ results of operations for the three months ended June 30, 2022 includes the financial results of RE2 for the period after the closing of the acquisition on April 25, 2022.

Second quarter total revenue was $3.0 million, an increase from $1.1 million during the second quarter of 2021, driven by the addition of revenue from projects and commercial sales from RE2 following the closing of the acquisition.

Second quarter total operating expenses were $32.0 million, compared to operating expenses of $8.8 million in the second quarter of 2021. 44% of this increase was related to higher stock-based compensation expense. Business combination expenses as well as additional operating expenses related to the acquisition of RE2, in addition to increased expenses related to public company compliance costs also contributed to higher general and administrative expenses.

Research and development expenses were 86.7% higher compared to the prior year period due to the addition of headcount and overhead related to the acquisition of RE2, as well as investments to develop and commercialize the company’s Guardian®XO® industrial exoskeleton, Guardian XT teleoperated dexterous robotic system, and Sapien 6M robotic system.

Net loss was $23.1 million in the second quarter, compared to a net loss of $5.3 million in the second quarter of 2021, primarily as a result of the increase in stock-based compensation expense and the additional operational expenses related to the acquisition of RE2.

Excluding certain items, non-GAAP net loss was $17.5 million or ($0.12) non-GAAP net loss per diluted share in the second quarter compared to non-GAAP net loss of $7.2 million or ($0.07) non-GAAP net loss per diluted share in the same period of 2021. Non-GAAP net loss excludes the impact of stock-based compensation expense, gain on forgiveness of notes payable, changes in the value of the company’s warrant liability, and certain acquisition costs and tax benefits. A reconciliation of net loss to non-GAAP net loss is included at the end of this release.

Sarcos ended the second quarter with $73.3 million in unrestricted cash and cash equivalents on its balance sheet, in addition to $79.5 million of marketable securities.

Development outlook and financial guidance

In line with previous guidance, the Company has deployed units of the Guardian XT robotic system, as well as the Sapien 6M robotic system, with potential customers for mid-year field tests of aviation, shipyard and vegetation management use cases.

Sarcos continues to expect to commence initial production of commercial units of the Guardian XT robotic system by the end of 2022 for delivery to customers early in 2023. Following the acquisition of RE2, Sarcos also expects to commence initial production of commercial units of the Sapien 6M robotic system on the same timeframe.

As a result of significant supply chain constraints, Sarcos has made the decision to focus on the commercial development of the Guardian XT and Sapien 6M for the remainder of 2022. As a result, the company does not expect to begin initial production of commercial units of the Guardian XO exoskeleton until the second half of 2023.

Including the impact of the RE2 acquisition, Sarcos believes that its total revenue for 2022 will be between $15 million - $17 million in 2022. The Company continues to expect that monthly cash used in operating activities and purchases of property and equipment will average $5.5 million for 2022. In addition, Sarcos continues to estimate a 2022 monthly average cash impact of $1 million for 2022 from tax withholding obligations related to the settlement of equity awards, which Sarcos does not currently expect to continue to such a degree in 2023. As a result, Sarcos continues to believe it will have a total estimated monthly average use of cash, or cash burn, of approximately $6.5 million in 2022.

Due to uncertainty around availability and lead-times, Sarcos has continued to source certain materials and components required for the manufacture of its commercial units in 2023. These purchases are not expected to impact the company’s operating expenses for 2022, but Sarcos continues to expect an impact to the 2022 year-end cash total of up to $3 million.

Sarcos anticipates that initial manufacturing of its commercial products will take place at a mix of its own facilities in Salt Lake City and Pittsburgh and the facilities of a contract manufacturing partner. Sarcos currently does not anticipate high-volume production by a contract manufacturing partner to be in place until at least the end of 2023, but does anticipate engaging with a partner that will produce a high percentage of its products from the commencement of initial commercial production.

In 2023 Sarcos believes it will have the internal capability to manufacture between 300 – 500 units of some combination of its Guardian XT robotic system, Guardian XO industrial exoskeleton, Sapien 6M robotic system, and its existing commercial products, depending on the mix, but does not believe it will use all of that capacity in 2023, especially after engaging a contract manufacturing partner.

In the long-term, Sarcos is targeting a gross margin (which includes the impact of service revenues) of between 25% – 30%, once high-volume production and sales are achieved and the Company can take advantage of volume manufacturing and purchasing economies of scale. However, for the next few years, until high-volume production and sales are achieved, Sarcos expects its gross margin to be lower than this, perhaps significantly.

Webcast

Sarcos will hold a conference call to discuss the second quarter 2022 financial results, along with management’s business outlook, at 5:00 p.m. ET on Tuesday, August 9, 2022. Interested investors can access the webcast at investor.sarcos.com under the events section. A replay will also be available at investor.sarcos.com for one month after the call.

For more information on Sarcos, its leadership team, and its award-winning product portfolio, please visit www.sarcos.com.

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About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) is a leader in industrial robotic systems that augment human performance by combining human intelligence, instinct, and judgment with the strength, endurance, and precision of machines to enhance employee safety and productivity, enable remote operations and reduce operational costs. Sarcos’ mobile robotic systems, including the Guardian® XT™, Guardian® XO®, and Guardian® S, along with the Sapien family of robotic arms, RE2 Detect computer vision software, and RE2 Intellect autonomy software, are designed to revolutionize the future of work wherever physically demanding work is done. Sarcos is headquartered in Salt Lake City, Utah, and has a second location in Pittsburgh, PA. Shares of Sarcos trade on Nasdaq under the ticker symbol STRC and the company’s stock was added to the Russell 2000® index in 2022. For more information, please visit www.sarcos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Sarcos’ product roadmap, including the expected timing of product commercialization or new product releases; the expected benefits of the acquisition of RE2 and Sarcos’ ability to realize those benefits; Sarcos’ performance following the acquisition of RE2; future manufacturing of its products; customer interest in Sarcos’ products; estimated 2022 operating results; and Sarcos’ use of and needs for capital. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”). In addition to factors previously disclosed in Sarcos’ reports filed with the SEC and those identified in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: Sarcos’ ability to execute on its business strategy, address staffing shortages and supply chain disruptions, launch its products within expected timelines, develop new products and services and enhance existing products and services; Sarcos’ ability to respond rapidly to emerging technology trends; Sarcos’ ability to compete effectively, recruit and retain qualified personnel and manage growth and costs; the ability to successfully integrate RE2’s operations, personnel, products and technologies; the risk that the anticipated benefits of the planned acquisition of RE2 may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the economy and competitive factors in the areas where Sarcos and RE2 do business; delays or other unforeseen problems with respect to manufacturing and product development; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; other general competitive, economic, geopolitical and market conditions; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Sarcos’ Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	As of
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$73,259	$217,114
Marketable securities	79,507	—
Accounts receivable	1,147	788
Unbilled receivables	2,824	221
Inventories, net	1,896	1,006
Prepaid expenses and other current assets	5,512	9,202
Total current assets	164,145	228,331
Property and equipment, net	7,775	7,051
Intangible assets, net	20,726	—
Goodwill	70,861	—
Other non-current assets	503	441
Total assets	$264,010	$235,823
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,646	$1,681
Accrued liabilities	8,133	4,480
Total current liabilities	9,779	6,161
Warrant liabilities	3,169	13,701
Deferred tax liabilities	2,768	—
Other non-current liabilities	2,017	1,999
Total liabilities	17,733	21,861
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 990,000,000 shares authorized as of June 30, 2022, and December 31, 2021; 152,229,803 and 137,722,658 shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	15	14
Additional paid-in capital	434,073	359,439
Accumulated deficit	(187,811)	(145,491)
Total stockholders’ equity	246,277	213,962
Total liabilities and stockholders’ equity	$264,010	$235,823

See Sarcos 10-Q filing dated August 9, 2022, for accompanying notes to the condensed consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, net	$3,038	$1,143	$3,781	$2,942
Operating expenses:
Cost of revenue	3,146	676	3,634	1,878
Research and development	7,569	4,054	13,450	6,869
General and administrative	18,146	2,921	35,938	5,235
Sales and marketing	2,586	1,163	4,797	1,819
Intangible amortization expense	574	—	574	—
Total operating expenses	32,021	8,814	58,393	15,801
Loss from operations	(28,983)	(7,671)	(54,612)	(12,859)
Interest income (expense), net	148	(13)	159	(23)
Gain on warrant liability	4,113	—	10,527	—
Gain on forgiveness of notes payable	—	2,394	—	2,394
Other (expense) income, net	(2)	28	—	28
Loss before provision for income taxes	(24,724)	(5,262)	(43,926)	(10,460)
Provision for income taxes	1,606	(1)	1,606	(1)
Net loss	$(23,118)	$(5,263)	$(42,320)	$(10,461)
Net loss per share
Basic and diluted	$(0.16)	$(0.05)	$(0.30)	$(0.10)
Weighted-average shares used in computing net loss per share
Basic and diluted	146,278,898	104,063,972	142,116,194	104,061,824

See Sarcos 10-Q filing dated August 9, 2022, for accompanying notes to the condensed consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(42,320)	$(10,461)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	21,120	392
Depreciation of property and equipment	594	219
Amortization of intangible assets	574	—
Change in fair value of warrant liability	(10,527)	—
Gain on forgiveness of notes payable	—	(2,394)
Changes in operating assets and liabilities
Accounts receivable	463	665
Unbilled receivable	(635)	(104)
Inventories	(424)	(551)
Deferred transaction costs	—	(2,799)
Prepaid expenses and other current assets	3,941	(655)
Other non-current assets	(40)	—
Accounts payable	(401)	1,044
Accrued liabilities	1,320	455
Other non-current liabilities	(1,589)	529
Net cash used in operating activities	(27,924)	(13,660)
Cash flows from investing activities:
Purchases of property and equipment	(690)	(2,282)
Acquisition of a business, net of cash acquired	(29,687)	—
Purchases of marketable securities	(79,507)	—
Net cash used in investing activities	(109,884)	(2,282)
Cash flows from financing activities:
Proceeds from notes payable	—	2,000
Proceeds from exercise of stock options	551	20
Shares repurchased for payment of tax withholdings	(6,596)	—
Purchase of non-controlling interest	—	(200)
Payment of obligations under capital leases	(2)	(2)
Net cash (used in) provided by financing activities	(6,047)	1,818
Net decrease in cash, cash equivalents	(143,855)	(14,124)
Cash, cash equivalents at beginning of period	217,114	33,664
Cash, cash equivalents at end of period	$73,259	$19,540
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$1
Cash paid for income taxes	$—	$2
Supplemental disclosure of non-cash activities:
Common stock and assumed equity awards in connection with a business acquisition	$59,556	$—
Purchases of property and equipment included in accounts payable at period-end	$—	$151
Leasehold improvements paid by lessor	$—	$961

See Sarcos 10-Q filing dated August 9, 2022, for accompanying notes to the condensed consolidated financial statements.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net loss and non-GAAP net loss per share, each of which are non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net loss as our GAAP measured net loss excluding the impacts of stock-based compensation expense, gain on forgiveness of notes payable, gain or loss on change in fair value of derivative instruments and warrant liabilities, expenses related to a business combination and other non-recurring non-operating expenses. We define non-GAAP net loss per share as non-GAAP net loss divided by weighted average outstanding shares.

The most directly comparable GAAP measure to non-GAAP net loss is net loss. The most directly comparable GAAP measure to non-GAAP net loss per share is net loss per share. We believe excluding the impact of the previously listed items in calculating non-GAAP net loss and non-GAAP net loss per share can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net loss and non-GAAP net loss per share because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net loss and non-GAAP net loss per share help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe non-GAAP net loss and non-GAAP net loss per share provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net loss and non-GAAP net loss per share are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net loss and non-GAAP net loss per share rather than net loss and net loss per share, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net loss and non-GAAP net loss per share when they report their operating results, limiting the usefulness of non-GAAP net loss and non-GAAP net loss per share for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net loss and non-GAAP net loss per share as tools for comparison.

The following table reconciles non-GAAP net loss to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(23,118)	$(5,263)	$(42,320)	$(10,461)
Non-GAAP adjustments:
Stock-based compensation expense	10,270	219	21,120	392
Gain on forgiveness of notes payable	—	(2,394)	—	(2,394)
Gain on warrant liability	(4,113)	—	(10,527)	—
Expenses related to business combinations (1)	1,053	266	2,526	550
Income tax benefit related to business combinations	(1,606)	—	(1,606)	—
Non-GAAP net loss	$(17,514)	$(7,172)	$(30,807)	$(11,913)
Net loss per share
Basic and diluted	$(0.16)	$(0.05)	$(0.30)	$(0.10)
Non-GAAP net loss per share
Basic and diluted	$(0.12)	$(0.07)	$(0.22)	$(0.11)
Weighted-average shares used in computing net loss per share
Basic and diluted	146,278,898	104,063,972	142,116,194	104,061,824
(1)
Expenses related to our business combinations with RE2, Inc., during 2022, and Rotor Acquisition Corp., during 2021, are included within general and administrative expenses within the condensed consolidated statements of operations and comprehensive loss.

Investor Contact:

Ben Mimmack

Head of Investor Relations

(801) 419-0438
pr@sarcos.com
ir@sarcos.com